Exhibit 10.1                        Form of Common Stock Purchase Agreement

FORM OF COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the 6th day of November, 2013, by and between NW Crestvalley, Inc., a Delaware corporation with an address at 16192 Coastal Highway, Lewes, Delaware 19958-9776, County of Sussex (the "Company") and Dale Garnett, an individual with an address at 6513 132nd Ave. NE #166, Kirkland, WA 98033 (the "Purchaser").

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of 21,900,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock") upon the terms and conditions hereof

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1: SALE OF THE SHARES

  1 .1 Sale of the Shares. Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Shares for a purchase price equal to three thousand one hundred thirty-nine dollars ($3,139) in services rendered in connection with the Company's formation and organization in the State of Delaware and developing the Company's business concept and plan.

SECTION 2: CLOSING DATE; DELIVERY

    2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held immediately following the execution and delivery of this Agreement.

2.2 Delivery at Closing.  At  the  Closing,  the  Company  will  deliver to the Purchaser  a  stock certificate  registered  in the Purchaser's  name,  representing  the number  of Shares to be  purchased by Purchaser hereunder, against payment of the purchase price therefore as indicated above.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The undersigned Purchaser hereby represents and warrants to the Company as follows:

3.1 Transfer of Shares. The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and as of the date of this Agreement, may not be sold pursuant  to the exemptions provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASO Regulation, Inc., dated January 21, 2000.

3.2 Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned subscribes. The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the undersigned's own account and has no present agreement,  understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

3.3 Investment·  Access  to  Data. The undersigned has carefully reviewed  and understands  the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement  of the Common Stock or anything else that it has requested and has been afforded the opportunity to  ask questions and receive answers concerning the terms and conditions of the offering and obtain  any additional information which  the  Company  possesses  or can  acquire without  unreasonable  effort  or expense. Representatives of the Company have answered all inquiries that the undersigned  has made  of them concerning  the  Company,  or any  other  matters  relating  to the  formation  and  operation  of  the Company and the offering and sale of the Common Stock. The undersigned has not been furnished  any offering literature other than the materials that the Company may  have provided at the request of  the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Shares  for investment for the undersigned's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.  The undersigned acknowledges that the Company  is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser's entire investment in the Company.

3.4 Authorization.

    (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

      (b) The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor. Purchaser is an accredited investor as defined m Rule SO l(a) of Regulation D under the Securities Act of 1933, as amended.

SECTION 4: MISCELLANEOUS

         4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof

        4.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

        4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        4.4 Entire   Agreement:   Amendment:  Waiver.  This  Agreement  constitutes  the  entire  and  full understanding and agreement between the parties with regard to the subject matter hereof Neither  this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

        4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

NW CRESTVALLEY, INC.

By:  /s/ Dale Garnett
                                Dale Garnett President

By: /s/ Dale Garnett
Dale Garnett